Exhibit 10.1

AMERICAN STATES WATER COMPANY

2013 SHORT-TERM INCENTIVE PROGRAM

1.                                    Purpose of 2013 Short-Term Incentive Program

American States Water Company, a California corporation, (the “Corporation”) has adopted the American States Water Company Performance Incentive Plan (the “Plan”) to promote the success of the Corporation by (a) motivating executives selected to participate in the Plan to maximize the performance of the Corporation both from a financial perspective and in serving its customers and (b) rewarding them with cash Objective Bonuses directly related to such performance.  The Corporation’s board of directors recognizes that the ability of the Corporation and its subsidiaries to attract capital at a low cost is based on its financial performance and that the Corporation’s customers benefit through its ability to attract low cost capital.  This 2013 Short-Term Incentive Program (the “2013 STIP”) sets forth the names of the individuals selected to be Participants who are eligible to earn Objective Bonuses under the Plan for the 2013 calendar year and the applicable Business Criteria, Additional Objective Criteria, Performance Targets, and Payout Percentages for the 2013 calendar year.  The 2013 STIP also provides for Discretionary Bonuses, which when added to the Objective Bonuses under the Plan, equal the Aggregate Bonuses payable under the 2013 STIP for the 2013 calendar year.

2.                                    Term of 2013 STIP

The Performance Period covered by the 2013 STIP (the “Term”) began on January 1, 2013 and will end on December 31, 2013.

3.                                    Relationship to American States Water Company Performance Incentive Plan

The Objective Bonuses based on the Business Criteria (including any Objective Bonuses reduced for failure to satisfy any Additional Objective Criteria) payable under Awards granted under the 2013 STIP are granted under the authority of the Plan and are subject to all of the terms and conditions of the Plan, as it may be amended from time to time, and any rules adopted by the Committee in accordance with the terms of the Plan, as such rules are in effect from time to time.  The Discretionary Bonuses and the Objective Bonuses based solely on satisfaction of the Additional Objective Criteria are granted under the general authority of the Compensation Committee to determine the compensation payable to Executives.

4.                                    Definitions

Capitalized terms used and not otherwise defined herein have the meanings set forth in the Plan.  In addition, the following phrases shall have the meanings specified below:

“Additional Objective Criteria” means Maintenance Expenses-RU and Supplier Diversity Utilization-RU.

“Adjusted EPS - ASUS” means the EPS of ASUS for 2013 adjusted to remove the general office allocation to ASUS related to any transaction fees and/or gain or loss on sale recognized in the financial statements in 2013 associated with a sale of any of the Corporation’s business units or the acquisition of any new businesses.

“Adjusted EPS - AWR Consolidated” means the Corporation’s EPS for 2013 adjusted to remove any transaction fees and/or gain or loss on sale recognized in the financial statements in 2013 associated with a sale of any of the Corporation’s business units or the acquisition of any new businesses.

“Adjusted EPS - Regulated Utilities” means the sum of the EPS of each of the Regulated Utilities for 2013 adjusted to remove any transaction fees and/or gain or loss on sale recognized in the financial statements in 2013 associated with a sale of any of the Corporation’s business units or the acquisition of any new businesses.

“Aggregate Bonus” means the combination of a Participant’s Objective Bonus and his or her Discretionary Bonus.

“ASUS” means American States Utility Services, Inc., a California corporation, and wholly owned subsidiary of the Corporation, and its wholly owned subsidiaries.

“Award Agreement” means a written agreement setting forth the material terms and conditions of the Award as determined by the Committee consistent with the express limitations of the Plan and the 2013 STIP.

“Base Salary” means the Participant’s rate of annual base pay on the date the Committee approves the Business Criteria, the Additional Objective Criteria and Performance Targets.

“Board of Directors” means the Corporation’s board of directors.

“Budget” or “Budgeted” means in the case of Adjusted EPS for the Corporation, the Regulated Utilities or ASUS, as the case may be, the projected Adjusted EPS for 2013 as set forth in the Operating Budget.

“Business Criteria” means Adjusted EPS-AWR Consolidated, Adjusted EPS- Regulated Utilities, Adjusted EPS-ASUS, Customer Complaints to DPH, Customer Complaint Standards-RU, Capital Expenditures-Total-RU, Capital Investments-Advice Letter Projects-RU, OSHA Recordable Work Incidents-RU, SOX Deficiencies-RU, SOX Deficiencies-ASUS, Economic Value Added-Price Redeterminations, CAS Waiver, Satisfaction of Customers (CPARS)-ASUS, and Satisfaction of Customers (SBU)-ASUS.

“CAB” means the CPUC Consumer Affairs Branch.

“CAS” means U.S. government Cost Accounting Standards.

“CAS Waiver” means obtaining by the end of 2013 a specific waiver from the U.S. government Contracting Officer(s) from requirements of CAS for ASUS subsidiary contracts where CAS is not categorically waived.

“Capital Expenditures - Total - RU” means the dollar amount of capital expenditures for 2013 for the Regulated Utilities.

“Capital Investments - Advice Letter Projects - RU” means the number of advice letter capital expenditure projects authorized by the CPUC for GSWC that were completed in 2013.

“Committee” means the Compensation Committee of the Board of Directors.

“CPUC” means the California Public Utilities Commission.

“Customer Complaint Standards - RU” means the number of complaints on all matters on GSWC received by CAB in 2013 divided by the average number of customers served by GSWC during 2013.

“Customer Complaints to DPH” means the number of water quality, pressure and service complaints received from customers by GSWC during 2013 that are reported to the California Department of Public Health by GSWC.

“Discretionary Bonus” means a bonus payable to a Participant based on that Participant’s Individual Performance Measures.

“Economic Value Added - Price Redeterminations” means the issuance of a contract modification/s during calendar 2013 for a permanent price redetermination/s resulting in the receipt of no less than 50% of the amount requested (O&M and R&R in total) for Contracts 1, 2 and 3.

“EPS” means fully diluted earnings per share as reported in the Corporation’s consolidated financial statements for 2013.

“GSWC” means Golden State Water Company, a California corporation and wholly owned subsidiary of the Corporation.

“Individual Performance Measures” means the criteria or goals utilized to determine the amounts of each Participant’s Discretionary Bonus.

“Maintenance Expenses - RU” means amounts spent on planned and unplanned non-labor related maintenance expenses for the water segment of GSWC during 2013 as determined in accordance with generally accepted accounting principles.

“Objective Bonus” means a bonus based on the degree of achievement of the Performance Targets for the Business Criteria (including any Objective Bonuses reduced for failure to satisfy any Additional Objective Criteria) and solely for the Additional Objective Criteria.

“Operating Budget” means the Company’s operating budget for 2013 as presented to the Board of Directors at its January 28-29, 2013 meeting.

“OSHA Recordable Work Incidents - RU” means the number of work-related injuries and illnesses as reported on the OSHA Form 300 for GSWC.

“Payout Percentage” means the percentage of a Participant’s Target Aggregate Bonus that is payable based on the degree of satisfaction of a Performance Target or the Individual Performance Measures.

“Performance Measures” means the Business Criteria, the Additional Objective Criteria and Individual Performance Measures.

“Performance Target” means a specific goal established by the Committee with respect to the Business Criteria or the Additional Objective Criteria as set forth in Section 6.

“Regulated Utilities” means GSWC and any other utility acquired by the Corporation which is designated a “regulated utility” by the Committee.

“Satisfaction of Customers (CPARS) – ASUS” means an overall rating of at least satisfactory for each ASUS contract (18.0) and an improvement in the overall rating for at least three of the ASUS contracts with the U.S. government as evaluated through the Federal Government’s Contractor Performance Assessment Reporting System.

“Satisfaction of Customers (SBU) - ASUS” means meeting the small business utilization targets for the commercial subcontracting plan at ASUS subsidiaries.  The six categories include 1) Service Disabled Veteran-owned, Small Business, 2) Veteran-owned Small Business, 3) Historically Underutilized Business Zones, 4) Women-owned small business, 5) Small Disadvantaged Business and 6) Small Business.

“SOX” means the Sarbanes-Oxley Act of 2002.

“SOX Deficiencies - ASUS” means the number of “control deficiencies” (each a “CD”), “significant deficiencies” (each an “SD”) and “material weaknesses” (each a “MW”) reported for ASUS in the independent auditor’s report for 2013 pursuant to Section 404 of SOX.

“SOX Deficiencies - RU” means the number of CDs, SDs and MWs reported for the Regulated Utilities in the independent auditor’s report for 2013 pursuant to Section 404 of SOX.

“Supplier Diversity Utilization - RU” means the percentage reported by GSWC to the CPUC annually by March 1 in its General Order 156 Compliance Filing.  The percentage is calculated by taking GSWC’s total procurement dollars for the reporting period with CPUC qualified women-owned, minority-owned, and disabled veteran-owned business enterprises divided by GSWC’s total procurement dollars (net of exclusions allowed under the General Order 156 Compliance Filing for the reporting period, such as payments for purchased water, purchased power, pump taxes, income taxes, franchise fees, and postage).

“Target Aggregate Bonus” means the amount of bonus that would be payable if each of the Performance Targets were met at the targeted level and the Participant’s Individual Performance Measures were met at the targeted level.

5.                                    Participation and Individual Awards

The individuals who have been selected as Participants in the 2013 STIP are set forth below together with the amount of their Target Aggregate Bonuses as a percentage of Base Salary:

		Target
	Participant	Aggregate Bonus
GSWC Officers
Administrative and General	Robert J. Sprowls	50%
	Eva G. Tang	25%
	Gladys M. Farrow	20%
Operations	Denise L. Kruger	25%
	Patrick R. Scanlon	20%
	William C. Gedney	20%
	Shengder D. Chang (David)	20%
	Diane D. Rentfrow	20%
	Bryan K. Switzer (Keith)	20%
ASUS Officers
	McClellan Harris III (Bud)	25%
	Granville R. Hodges, Jr. (Rusty)	20%
	James B. Gallagher	20%
	James C. Cotton III	20%

For purposes of this 2013 STIP, the GSWC officers will be divided into (1) Administrative and General Officers and (2) Operations Officers.

The Corporation will enter into an Award Agreement with each Participant that (a) describes his or her Individual Performance Measures and sets forth his or her Target Aggregate Bonus, (b) sets forth his or her threshold, target and maximum Performance Targets and (c) incorporates the terms and conditions of the Plan and this 2013 STIP by reference.  The Target Aggregate Bonus amount set forth in each Participant’s Award Agreement shall represent the aggregate amount of up to three separate bonuses:  an Objective Bonus (under the Plan, including an Objective Bonus that may be reduced if any Additional Objective Criteria is not satisfied), an Objective Bonus based solely on satisfaction of Additional Objective Criteria and a Discretionary Bonus.

6.                                    Performance Targets for Objective Bonuses

The threshold, target and maximum Performance Targets for the 2013 STIP are set forth in Exhibit A to this 2013 STIP.

7.                                    Determination of Participants’ Aggregate Bonuses

The Aggregate Bonus payable to each Participant shall be determined on the basis of the extent to which the Performance Targets for the Business Criteria, the Additional Objective Criteria and that Participant’s Individual Performance Measures are achieved.  The amount of Aggregate Bonus payable is equal to the amount of the Target Aggregate Bonus multiplied by the sum of the Payout Percentages for each of the Performance Measures as determined pursuant to the tables in (a) Section B of Exhibit A for Participants that are Administrative and General Officers employed by GSWC, (b) Section C for Participants that are Operations Officers employed by GSWC and (c) Section D for Participants employed by ASUS.

As soon as practicable following the end of the Term of the 2013 STIP and the completion of the independent auditor’s report for 2013, the Committee shall determine the extent to which the Performance Targets for the Business Criteria and Additional Objective Criteria are achieved and the extent to which the Individual Performance Measures are achieved, and determine the Payout Percentage for each of the Performance Measures.  In order for a Participant to receive any payment with respect to the Participant’s Discretionary Bonus, the Participant must meet the standards established for the Participant’s position, which standards shall be one of the components of the Participant’s Individual Performance Measures.  The determination of whether the standards established for the Participant’s position are achieved shall be made by the Committee, which (other than for the Company’s President and Chief Executive Officer) determination shall be based on the recommendations of the President and Chief Executive Officer or other direct supervisor of the Participant.

For levels of achievement between threshold and maximum, the Committee shall determine the Payout Percentage by interpolation, except for the Maintenance Expenses-RU metric.  Subject to Section 8 below, the Aggregate Bonus for each Participant shall be the sum of the Payout Percentages determined with respect to each Performance Measure multiplied by the amount of Participant’s Target Aggregate Bonus.

8.                                    Payment of Accounts

At the time the Committee makes the determinations described in Section 7, it shall certify, in accordance with Section 4.8 of the Plan, the amounts of the Objective Bonuses payable to Participants.  The Committee shall, at the same time, determine the amount of the Discretionary Bonus payable to Participants.  Payment of such bonuses (the Aggregate Bonuses) shall be made as soon as practicable following the Committee’s determination and certification, but in no event later than December 31, 2013.

Notwithstanding the foregoing, any Objective Bonus otherwise payable to any Participant under this 2013 STIP shall be subject to the adjustments, limitations (including the dollar limitation under Section 4.3 of the Plan), Committee’s discretionary authority to make downward adjustments and other terms and conditions set forth in the Plan.  Any Discretionary Bonus otherwise payable under this 2013 STIP shall be subject to any adjustments, limitations, upward or downward adjustments in amounts and any other terms or conditions that the Committee may impose in its sole discretion.

9.                                    Effect of Termination of Employment

Except as otherwise provided in an employment agreement, memorandum of understanding, other contract between a Participant and the Corporation or one of its Subsidiaries, or by the Committee in its sole discretion, the bonuses payable under a Participant’s Award will be forfeited, and the Participant will not be entitled to any bonus payments with respect to such Award if the Participant ceases to be employed by the Corporation or one of its Subsidiaries for any reason prior to the date the bonus payments under the 2013 STIP are paid to Participants.

10.                            Recoupment of Bonuses

Any payment of an Objective Bonus, Discretionary Bonus or Aggregate Bonus under this 2013 STIP is subject to recoupment pursuant to the Corporation’s Policy Regarding the Recoupment of Certain Performance-Based Compensation Payments as in effect from time to time, or as otherwise be required by law and a Participant shall promptly make any reimbursement requested by the Board of Directors or the Committee pursuant to such policy with respect to any such bonuses.  Further, each Participant shall agree, by accepting an Award under the 2013 STIP and executing an Award Agreement, that the Corporation and/or any of its affiliates may deduct from any amounts it may owe the Participant from time to time (such as wages or other compensation) any and all amounts the Participant is required to reimburse the Corporation pursuant to such policy with respect to the Award.

EXHIBIT A

2013 STIP

PERFORMANCE TARGETS AND PAYOUT PERCENTAGES

A.        PERFORMANCE TARGETS FOR OBJECTIVE BONUSES

Performance Measure	Performance Targets
	Threshold	Target	Maximum
Adjusted EPS - AWR Consolidated	80% Budget	100% Budget	120% Budget
Adjusted EPS - Regulated Utilities (RU)	80% Budget	100% Budget	120% Budget
Adjusted EPS – ASUS	80% Budget	100% Budget	120% Budget
Customer Complaints to DPH	400 or fewer	330 or fewer	300 or fewer
Customer Complaint Standards - RU	Rate of Complaints to the CAB < 0.1%	Rate of Complaints to the CAB < 0.043%	Rate of Complaints to the CAB < 0.03%
Capital Expenditures - Total - RU	> $85 million	> $106 million	> $119.7 million
Capital Investments - Advice Letter Projects – RU	13 Projects Completed	15 Projects Completed	16 Projects Completed
Maintenance Expenses - RU	> $9.6 million	> $10.8 million and < $11.8 million	N/A
Supplier Diversity Utilization - RU	> 13%	> 14%	> 15%
OSHA Recordable Work Incidents - RU	32	30	28
SOX Deficiencies – RU	No MW, No SD & No more than 12 CDs	No MW, No SD & No more than 7 CDs	No MW, No SD & No more than 5 CDs
SOX Deficiencies - ASUS	No MW, No SD & No more than 5 CDs	No MW, No SD & No more than 3 CDs	No MW, No SD & No more than 1 CD
Economic Value Added - Price Redeterminations	Issuance of a contract modification during calendar 2013 for a permanent price redetermination resulting in the receipt of no less than	Issuance of contract modifications during calendar year 2013 for permanent price redeterminations	Issuance of contract modifications during calendar year 2013 for permanent price redeterminations

Performance Measure	Performance Targets
	Threshold	Target	Maximum
	50% of the amount requested (O&M and R&R in total) for Contract 1	resulting in the receipt of no less than 50% of the amount requested (O&M and R&R in total) for Contracts 1 and 2	resulting in the receipt of no less than 50% of the amount requested (O&M and R&R in total) for Contracts 1, 2 and 3
CAS Waiver	N/A	3 Contracts	N/A
Satisfaction of Customers (CPARs) - ASUS	An overall rating of at least satisfactory (score of 18) for each ASUS contract with the U.S. government and an improvement in the overall rating for at least two of these contracts	An overall rating of at least satisfactory for each ASUS contract with the U.S. government and an improvement in the overall rating for at least three of these contracts	An overall rating of at least satisfactory at each ASUS contract with the U.S. government and an improvement in the overall rating for at least four of these contracts
Satisfaction of Customers (SBU) - ASUS	4 categories	5 categories	6 categories

B.        PAYOUT PERCENTAGES FOR PERFORMANCE MEASURES - GSWC ADMINISTRATIVE AND GENERAL OFFICERS

Performance Measure	Payout Percentage
	Threshold	Target	Maximum
Adjusted EPS - AWR Consolidated	10%	20%	30%
Adjusted EPS - Regulated Utilities (1)	9%	18%	24%
Customer Complaints to DPH	1.5%	5%	6%
Customer Complaint Standards - RU	1%	2%	3%
Capital Expenditures - Total - RU	5%	12%	17%
OSHA Recordable Work Incidents – RU	1%	3%	5%
SOX Deficiencies – RU	2.5%	5%	7.5%
Adjusted EPS - ASUS	5%	10%	15%
SOX Deficiencies – ASUS	2.5%	5%	7.5%
Objective Bonus Total	37.5%	80%	115%
Individual Performance Measure (Discretionary Bonus)	12.5%	20%	35%
Aggregate Bonus	50%	100%	150%

(1) For the Adjusted EPS - Regulated Utilities Performance Measure, if GSWC fails to achieve a Supplier Diversity Utilization of at least 14%, the payout will be reduced by 3% for each of Threshold, Target and Maximum.

C.        PAYOUT PERCENTAGES FOR PERFORMANCE MEASURES - GSWC OPERATIONS OFFICERS

Performance Measure	Payout Percentage
	Threshold	Target	Maximum
Adjusted EPS - AWR Consolidated	10%	20%	30%
Adjusted EPS - Regulated Utilities (RU)	10%	20%	30%
Customer Complaints to DPH	1.5%	5%	6%
Customer Complaint Standards - RU	1%	2%	3%
Capital Expenditures -Total - RU	6%	12%	18.5%
Capital Investments - Advice Letter Projects - RU	1.5%	4%	6%
Maintenance Expense - RU	2.5%	5%	5%
Supplier Diversity Utilization - RU	1%	3%	4%
OSHA Recordable Work Incidents - RU	1.5%	4%	5%
SOX Deficiencies - RU	2.5%	5%	7.5%
Objective Bonus Total	37.5%	80%	115%
Individual Performance Measure (Discretionary Bonus)	12.5%	20%	35%
Aggregate Bonus	50%	100%	150%

D.        PAYOUT PERCENTAGES FOR PERFORMANCE MEASURES - ASUS

Performance Measure	Payout Percentage
	Threshold	Target	Maximum
Adjusted EPS - AWR Consolidated	10%	20%	30%
Adjusted EPS - ASUS	17.5%	30%	40%
SOX Deficiencies - ASUS	2.5%	5%	7.5%
Economic Value Added - Price Redeterminations	5%	12.5%	20%
CAS Waiver	N/A	5%	5%
Satisfaction of Customers (CPARS) - ASUS	1.5%	5%	7.5%
Satisfaction of Customers (SBU) - ASUS	1%	2.5%	5%
Objective Bonus Total	37.5%	80%	115%
Individual Performance Measure (Discretionary Bonus)	12.5%	20%	35%
Aggregate Bonus	50%	100%	150%